UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 4, 2018

AMERICOLD REALTY TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-34723	93-0295215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Glenlake Parkway, South Tower, Suite 600 Atlanta, Georgia	30328
(Address of principal executive offices)	(Zip Code)

(678) 441-1400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 — Entry into a Material Definitive Agreement.

Credit Agreement

Americold Realty Trust (the “Company”) previously reported, in a Current Report on Form 8-K filed on November 8, 2018 (the “November 8 Form 8-K”), that on November 7, 2018, the Company and its subsidiary, Americold Realty Operating Partnership, L.P. (the “Operating Partnership”), and certain of the Operating Partnership’s guarantor subsidiaries entered into an escrow agreement (the “Escrow Agreement”) with Bank of America, N.A., as administrative agent (the “Administrative Agent”), certain lenders and letter of credit issuers and Arnold & Porter Kaye Scholer LLP, as escrow agent (the “Escrow Agent”), pursuant to which the Operating Partnership, the Company and the other parties to the delivered executed signature pages to a new credit agreement among the Operating Partnership, the Company, the several lenders and letter of credit issuers from time to time parties thereto and the Administrative Agent (the “Credit Agreement”).

The terms and conditions of the Escrow Agreement were satisfied on December 4, 2018, and on that date, the Credit Agreement was deemed executed and became effective. The terms of the Credit Agreement were unchanged from those anticipated in the November 8 Form 8-K, except for (i) changes to the pricing in the definition of “Applicable Margin” and (ii) changes to conform the Credit Agreement to the Note and Guaranty Agreement (as defined below) with respect to the Company’s private placement transaction in order to the make the terms of the Credit Agreement as favorable as the terms of the Note and Guaranty Agreement.

The Credit Agreement recasts the Company’s $925 million senior credit facility under its existing credit agreement, dated as of January 23, 2018, by and among the Company, the Operating Partnership, the several lenders and letter of credit issuers from time to time parties thereto and the Administrative Agent, as amended on February 6, 2018. The Credit Agreement includes a $475 million term loan and an $800 million revolving credit facility. Up to $400 million of the revolving credit facility is available in specified foreign currencies. In addition, the recast Credit Agreement is unsecured.

The above summary of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement. The Credit Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Note and Guaranty Agreement

On December 4, 2018, the Company and the Operating Partnership entered into a note and guaranty agreement (the “Note and Guaranty Agreement”) the purchasers named therein (the “Purchasers”). The Note and Guaranty Agreement provides for the private placement by the Operating Partnership of $200 million aggregate principal amount of 4.68% Series A Guaranteed Senior Notes due January 8, 2026 and $400 million aggregate principal amount of 4.86% Series B Guaranteed Senior Notes due January 8, 2029 (together, the “Notes”). The Notes were issued on December 4, 2018. The Notes will pay interest semiannually on January 8 and July 8 of each year, commencing on July 8, 2019, until their respective maturities.

The Operating Partnership may prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 5% of the aggregate principal amount of the outstanding Notes in the case of a partial prepayment, at 100% of the principal amount so prepaid plus a Make-Whole Amount (as defined in the Note and Guaranty Agreement).

The Note and Guaranty Agreement contains a number of customary financial covenants, including, without limitation, a maximum total leverage ratio, a minimum fixed charge coverage ratio, a maximum total secured indebtedness ratio, a minimum unsecured debt service coverage ratio and a maximum unsecured indebtedness to qualified assets ratio. The financial covenants in the Note and Guaranty Agreement are substantially similar to the financial covenants in the Credit Agreement.

Subject to the terms of the Note and Guaranty Agreement and the Notes, upon certain events of default, including, but not limited to, (i) a default in the payment of any principal, Make-Whole Amount or interest under the Notes, (ii) a default in the performance of the covenants in the Note and Guaranty Agreement, the Notes, and the related guaranties, (iii) a default in the payment of certain other indebtedness of the Operating Partnership, the

Company or their subsidiaries that are guarantors under the Credit Agreement, and (iv) bankruptcy events related to the Operating Partnership, the Company and their subsidiaries that are guarantors under the Credit Agreement, the principal and accrued and unpaid interest and the Make-Whole Amount on the outstanding Notes will become due and payable at the option of the Purchasers.

The Operating Partnership’s obligations under the Notes are fully and unconditionally guaranteed by the Company and certain subsidiaries of the Company.

The proceeds from the issuance of the Notes will be used by the Operating Partnership, along with cash on the Company’s balance sheet, to prepay and defease in full $444.9 million of the Company’s CMBS debt due 2021 and to repay in full AUD$203.0 million of the Company’s Australian term loan debt due 2020 and NZD$44.0 million of the Company’s New Zealand secured term loan debt due 2020. The Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements under the Securities Act and applicable state securities laws. The Operating Partnership offered and sold the Notes in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

The above summary of the Note and Guaranty Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Note and Guaranty Agreement. The Note and Guaranty Agreement, including the form of Notes, is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Additionally, on December 4, 2018, the Company issued a press release related to the Company’s and the Operating Partnership’s entry into the Credit Agreement and the Note and Guaranty Agreement. A copy of the press release is filed herewith as Exhibit 99.1.

Item 2.03 — Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 is incorporated herein by reference.

Item 9.01 — Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Credit Agreement, dated as of December 4, 2018, by and among the Operating Partnership, the Company, the Several Lenders and Letter of Credit Issuers from Time to Time Parties Thereto and Bank of America, National Association, as Administrative Agent

10.2	Note and Guaranty Agreement, dated as of December 4, 2018, by and among the Operating Partnership, the Company and the purchasers named therein

99.1	Press Release dated December 4, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2018

AMERICOLD REALTY TRUST

By:	/s/ Marc Smernoff
Name: Marc Smernoff
Title: Chief Financial Officer and Executive Vice President